20029646
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Corporate Access No.

Alberta

BUSINESS CORPORATIONS ACT

Form 5

CERTIFICATE OF AMENDMENT

RIMBEY PIPE LINE CO. LTD.

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Name of Corporation

I HEREBY CERTIFY THAT THE ARTICLES OF THE ABOVE-MENTIONED CORPORATION WERE AMENDED. [ ] UNDER SECTION 13 OF THE BUSINESS CORPORATIONS ACT IN ACCORDANCE WITH THE ATTACHED NOTICE; [ ] UNDER SECTION 27 OF THE BUSINESS CORPORATIONS ACT AS SET OUT IN THE ATTACHED ARTICLES OF AMENDMENT DESIGNATING A SERIES OF SHARES; [X] UNDER SECTION 171 OF THE BUSINESS CORPORATIONS ACT AS SET OUT IN THE ATTACHED ARTICLES OF AMENDMENT; [ ] UNDER SECTION 185 OF THE BUSINESS CORPORATIONS ACT AS SET OUT IN THE ATTACHED ARTICLES OF REORGANIZATION; [ ] UNDER SECTION 186 OF THE BUSINESS CORPORATIONS ACT AS SET OUT IN THE ATTACHED ARTICLES OF ARRANGEMENT

_________/s/__________
Registrar of Corporations

September 11, 1992
Date of Amendment

BUSINESS CORPORATIONS ACT
(Section 27 or 171)

Form 4

                                                          ARTICLES OF AMENDMENT
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 1.  Name of Corporation                             2.  Corporate Access No.
     Rimbey Pipe Line Co. Ltd.                           20029646
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3.  The Articles of the above named Corporation are amended as follows:

Article 4 of the Articles of Continuance of the Corporation, setting forth restrictions on share transfers, is amended pursuant to Section 167(1)(1) of the Business Corporations Act (Alberta) by deleting paragraph 3(b) of Article 4 in its entirety and replacing it with the following:

        “(b) No shares, or control of such shares, shall be sold, transferred or assigned, directly or indirectly, by any holder thereof except as follows:

        (i)  any shareholder who desires to sell, transfer or assign, directly or indirectly, all or any of its shares or control of such shares (the "Selling Shareholder") shall deliver notice in writing of such proposed sale, transfer or assignment (the "Notice") to the Secretary of the Corporation addressed for the attention of "Shareholders of Rimbey Pipe Line Co. Ltd.", and the Notice shall be promptly sent by the Secretary of the Corporation to the other shareholders of the Corporation;

        (ii)   the Selling Shareholder shall set out in the Notice the number of shares that the Selling Shareholder desires to sell, being all or any of its shares (the "Offered Shares") and the cash price per share at which the Selling Shareholder is first offering the Offered Shares (the "Purchase Price") to the other shareholders (the "Offerees"), provided, however, the offer to sell to the Offerees shall contain no other terms or conditions or collateral agreements of whatsoever nature or kind except for payment of the full purchase price at closing;

           (iii)  upon the Notice being given, the Offerees shall have the right to purchase all, but not less than all, of the Offered Shares for the Purchase Price. The Offerees shall be entitled to purchase the Offered Shares pro rata based upon the number of shares beneficially owned by the Offerees or to purchase in such other proportion as the Offerees may agree in writing;

        (iv)   within thirty-five days of the Notice having been sent to the Offerees by the Secretary of the Corporation, each Offeree who desires to purchase all of the Offered Shares that such Offeree is entitled to purchase, being the pro rata portion specified in subparagraph (iii), shall give notice in writing to the Selling Shareholder, to the Secretary of the Corporation and to the other Offerees. If any Offeree does not give such notice, the Offered Shares that such Offeree had been entitled to purchase (the "Rejected Shares") may instead be purchased by the Offerees who did give such notice, pro rata based on the number of shares beneficially owned by such Offerees or in such other proportion as such Offeree may agree in writing.

           Within ten days of the expiry of the thirty-five day period referred to above, each Offeree who desires to purchase all of the Rejected Shares that such Offeree is entitled to purchase shall give an additional notice to the Selling Shareholder, to the Secretary of the Corporation and to the other Offerees. If any Offeree entitled to give the said additional notice does not do so, the Rejected Shares that such Offeree had been entitled to purchase may instead be purchased by the Offerees who did give such notice, and so on from time to time until the Offerees are willing to purchase all of the Offered Shares or until they are not willing to purchase any more. If the Offerees are willing to purchase all, but not less than all, of the Offered Shares, the transaction of purchase and sale shall be completed in accordance with the terms set out in the Notice;

         (v)  if the Selling Shareholder makes default in transferring the Offered Shares to the Offerees in accordance with the terms set out in the notice, the Secretary of the Corporation may receive the Purchase Price, to be held in trust by the Corporation on behalf of the Selling Shareholder, and cause the names of the Offerees to be entered in the registers of the Corporation as the holders of the shares agreed to be purchased by them. On such registration, the Selling Shareholder shall cease to have any right to or in respect of the Offered Shares except the right to receive, without interest, the Purchase Price held by the Secretary of the Corporation;

         (vi)  if the Offerees do not give notice that they are willing to purchase all of the Offered Shares, the rights of the Offerees to purchase the Offered Shares shall cease and the Selling Shareholder may sell transfer or assign, directly or indirectly, the Offered Shares, or control of such Offered Shares to any person within six months after the expiry of the thirty-five day period or ten day periods, as the case may be, specified above, for a price and with terms which together are no more favourable than those set forth in the Notice. The Selling Shareholder shall deliver a copy of the terms and conditions of the third party's offer that the Selling Shareholder is prepared to accept or has accepted, at least fifteen days prior to the closing date of such a share sale, to the Secretary of the Corporation, and to the other Offerees. If such a sale, transfer or assignment of the Offered Shares is not concluded within such six month period on such terms, the rights of the Offerees pursuant to this paragraph 3(b) shall again take effect and so on from time to time;

         (vii)  the provisions of this paragraph 3(b) relating to the obligations of a Selling Shareholder to offer its shares to the other shareholders shall not apply to (A) the amalgamation of the Selling Shareholder with another corporation, except in circumstances where the shares of the Corporation form a substantial part of the assets of the Selling Shareholder, (B) a direct or indirect assignment, transfer or sale of such shares or control of such shares by the Selling Shareholder to an affiliated corporation (as determined by Section 2 of the Business Corporations Act (Alberta) (an "Affiliate")) or (C) a sale, transfer or assignment by the Selling Shareholder in the context of the sale of all or substantially all of its assets in Canada, except in circumstances where the shares of the Corporation form a substantial part of the assets of the Selling Shareholder;

         (viii)  for purposes of this paragraph 3(b), the direct or indirect acquisition of control of a holder of shares of the Corporation by a person other than an Affiliate of the holder is deemed to be a desire to transfer all shares of the Corporation held by such holder except where such acquisition of control arises in the context of the sale of all or substantially all of the assets of the holder of the shares and its Affiliates in Canada ".

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Date:                                       Signature:                                  Title:
September 11/92                             /s/                                 Assistant Secretary
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